ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

Filed in the office of Ross Miller Secretary of State State of Nevada	Document Number 20120832547-04 Filing Date and Time 12/11/2012 2:27 PM Entity Number E0633102012-5

(This document was filed electronically.)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	CATACA RESOURCES, INC.
2. Registered Agent for Service of Process: (check only one box)	[X] Commercial Registered Agent: AMERICAN CORPORATE ENTERPRISES, INC. Name [ ] Noncommercial Registered Agent (name and address below) OR [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity Street Address / City / Nevada / Zip Code Mailing Address (if different from street address) / City / Nevada / Zip Code
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares with par value: 75000000 Par value per share: $ 0.0010 Number of shares without par value: 0
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) EDWARD DARRISON Name 123 W. NYE LANE, SUITE 129 / CARSON CITY / NV / 89706 Street Address / City / State / Zip Code 2) Name Street Address / City / State / Zip Code
5. Purpose: (optional; see instructions)	*The purpose of the corporation shall be:*
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	JUSTEENE BLANKENSHIP Name X JUSTEENE BLANKENSHIP Incorporator Signature 2469 E. FORT UNION BLVD, SUITE 214 / SALT LAKE CITY / UT / 84121 Address / City / State / Zip Code
7. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* X AMERICAN CORPORATE ENTERPRISES, INC. 12/11/2012 Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity / Date

This form must be accompanied by appropriate fees.

Nevada Secretary of State NRS 78 Articles
Revised: 4-11-09

ARTICLES OF INCORPORATION

OF

CATACA RESOURCES, INC.

            THE UNDERSIGNED, having associated ourselves together for the purpose of forming a corporation for the transaction of business and the promotion and conduct of the objects and purposes hereinafter stated, under the provisions of and subject to the requirements of the laws of the State of Nevada, do make, record and file these Articles of Incorporation, in writing, and we do hereby certify:

ARTICLE

NAME

            The name of this Corporation shall be: CATACA RESOURCES, INC.

ARTICLE if

PURPOSE

     The purpose for which said Corporation is formed and the nature of the objects proposed to be transacted and carried on by it is to engage in any and all lawful activity, as provided by the laws of the State of Nevada.

ARTICLE III

CAPITAL STOCK

            The total number of shares of all classes of capital stock which the Company shall have authority to issue is 75,000,000 shares ("Capital Stock"). The classes and the aggregate number of shares of each class of Capital Stock that the Company shall have authority to issue are as follows:

            75,000,000 shares of common stock, $0.001 par value ("Common Stock");

ARTICLE IV

GOVERNING BOARD

            The members of the Governing Board of the Corporation are styled Directors. The initial board of directors shall consist of one member. The number of directors may be changed from time to time by action of the directors of the Corporation in accordance with, and subject to the limitation on the number contained in, the By-Laws of the Corporation. The names andpost office addresses of the First Board of Directors are as follows: FIRST BOARD OF DIRECTORS

Name	Address

Edward Barrios	123 W. Nye Lane, Suite 129
Carson City, NV 89706

ARTICLE V

INCORPORATOR

            The name and address of the incorporator signing these Articles of Incorporation, who is above the age of eighteen (18) years, is as follows:

Name	Address

Justeene Blankenship	2469 E. Fort Union Blvd, Suite 214
Salt Lake City, UT 84121

ARTICLE VI

REGISTERED AGENT

            The name and address of the Registered Agent is as follows:

Name	Address

American Corporate Enterprise, Inc.	123 W. Nye Lane, Suite 129
Carson City, NV 89706

ARTICLE VII

INDEMNIFICATION

            No director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of an Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation of the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

ARTICLE VIII

ACQUISITION OF CONTROLLING INTEREST

            The Corporation elects not to be governed by the terms and provisions of Sections 78.378 through 78.3793, inclusive, of the Nevada Revised Statutes, as the same may be amended, superseded, or replaced by any successor section, statute, or provision. No amendment to these Articles of Incorporation, directly or indirectly, by merger or consolidation or otherwise, having the effect of amending or repealing any of the provisions of this paragraph shall apply to or have any effect on any transaction involving acquisition of control by any person or any transaction with an interested stockholder occurring prior to such amendment or repeal.

ARTICLE IX

COMBINATIONS WITH INTERESTED STOCKHOLDERS

            The Corporation elects not to be governed by the terms and provisions of Sections 78.411 through 78.444, inclusive, of the Nevada Revised Statutes, as the same may be amended, superseded, or replaced by any successor section, statute, or provision.

            IN WITNESS WHEREOF, I have hereunto subscribed my name this 10th day of

December, 2012.

/s/ Justeene Blankenship
Justeene Blankenship